Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in this Registration Statement on Form N-2 of Capital Southwest Corporation and Subsidiaries (collectively, the Company) of our reports dated June 4, 2019, relating to the consolidated financial statements, the Schedule of Investments in and Advances to Affiliates of the Company listed in Schedule 12-14 and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K for the year ended March 31, 2019 and incorporated by reference in this Registration Statement. We consent to the use of our report dated June 4, 2019 relating to the Senior Securities appearing in this Registration Statement.

We also consent to the reference to our firm under the captions “Senior Securities”, “Independent Registered Public Accounting Firm” and “Financial Statements And Exhibits” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois
July 1, 2019